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                                                                    Exhibit 99.2

                                                                  Execution Copy

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                            STOCK WARRANT AGREEMENT





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                               TABLE OF CONTENTS

PAGE
1.  CERTAIN DEFINITIONS.................................  1
2.  GRANT OF WARRANT....................................  4
3.  EXERCISE OF WARRANT.................................  4
4.  PROFIT CAP..........................................  5
5.  CERTAIN AGREEMENTS OF THE ISSUER....................  6
6.  SURRENDER AND EXCHANGE..............................  6
7.  FURTHER ADJUSTMENT IN NUMBER OF SHARES PURCHASABLE..  6
8.  REGISTRATION........................................  7
9.  REPURCHASE OF WARRANT...............................  7
10. SUBSTITUTE WARRANT.................................   9
11. REPURCHASE OF SUBSTITUTE WARRANT...................  10
12. EXTENSION OF TIME..................................  12
13. REPRESENTATIONS AND WARRANTIES OF ISSUER...........  12
14. REPRESENTATIONS AND WARRANTIES OF GRANTEE..........  12
15. NO ASSIGNMENT......................................  12
16. REASONABLE BEST EFFORTS............................  13
17. SURRENDER OF WARRANT...............................  13
18. SPECIFIC PERFORMANCE...............................  14
19. SEVERABILITY.......................................  14
20. NOTICES............................................  14
21. GOVERNING LAW......................................  14
22. COUNTERPARTS.......................................  14
23. COSTS AND EXPENSES.................................  14
24. ENTIRE AGREEMENT...................................  15
25. CAPITALIZED TERMS..................................  15

                                      -i-
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                                    STOCK WARRANT AGREEMENT

     STOCK WARRANT AGREEMENT, dated as of May 29, 2001, between Cyberian Outpost, Inc., a Delaware corporation ("ISSUER"), and PC Connection, Inc., a Delaware corporation ("GRANTEE").

                                  WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into a Merger Agreement of even date herewith (the "MERGER AGREEMENT"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Warrant (as defined in Section 2(a)

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1.  CERTAIN DEFINITIONS.

        (a) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        (b) "ACQUISITION TRANSACTION" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any (i) merger, consolidation, or similar transaction involving Issuer or any Significant Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction, or (ii) any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement.

        (c) The term "BENEFICIAL OWNERSHIP" shall have the meaning assigned thereto in Section 13(d) of the 1934 Act.

        (d)  "EXERCISE TERMINATION EVENT" shall mean each of the following:

                (i) the Effective Time (as defined in the Merger Agreement) of the Merger; or


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                (ii) the passage of twelve months after termination of the
        Merger Agreement if such termination follows the occurrence of an Initial Triggering Event.

        (e)  "HOLDER" shall mean the holder or holders of the Warrant.

        (f) "INITIAL TRIGGERING EVENT" shall mean any of the following events or transactions occurring (x) on or after May 1, 2001, in the case of events described in Section 1(f)(v), and (y) after the date hereof, with respect to events described in the other subsections of this Section 1(f):

                (i) Issuer or any of its Subsidiaries (each an "ISSUER SUBSIDIARY"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined in Section 1(b)) with any person other than Grantee or any of its Subsidiaries (each a "GRANTEE SUBSIDIARY") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction or shall have failed to publicly oppose an Acquisition Transaction, in each case with any person other than Grantee or a Grantee Subsidiary;

                (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                (iii) the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement, or the Board of Directors of Issuer shall have failed to reaffirm such recommendation within ten days after Grantee requests in writing that such recommendation be reaffirmed;

                (iv) The shareholders of Issuer shall have voted and failed to approve and adopt the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), any person (other than the Grantee or a Grantee Subsidiary) shall have made a proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

                (v) On or after May 1, 2001, any person other than Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 9.7% or more of the outstanding shares of Common Stock (the Issuer recognizes and agrees that the Initial Triggering Event described in this Section 1(f)(v) has occurred and is continuing as of the date of this Agreement);

                (vi) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction; or

                (vii) After an overture is made by a person other than Grantee or any Grantee Subsidiary to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined in Section 3(c)).

        (g) The term "MARKET/OFFER PRICE" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Warrant or the Owner gives notice of the required repurchase of Warrant Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

        (h) The term "PERSON" shall have the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act.

                (i) A "REPURCHASE EVENT" shall be deemed to have occurred upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to such definition (clauses (i) and (ii) of Section 1(b)); or upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event.

        (j) "SUBSEQUENT TRIGGERING EVENT" shall mean either of the following events or transactions occurring after the date hereof:

                (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

                (ii) The occurrence of the Initial Triggering Event described in
        Section 1(f)(i), 1(f)(iii). or 1(f)(iv), except that the percentage referred to in the definition of Acquisition Transaction in clause (y) of Section 1(b) shall be 20%.

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     2.  GRANT OF WARRANT.

        (a) WARRANT. Issuer hereby grants to Grantee an unconditional, irrevocable Warrant (the "WARRANT") to purchase, subject to the terms hereof, up to the "Number" (as defined below) of fully paid and nonassessable shares of Issuer's Common Stock, $0.01 par value per share ("COMMON STOCK"), at a price of $0.51 per share (the "WARRANT PRICE"); provided further that in no event shall the number of shares of Common Stock for which this Warrant is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Warrant. The "Number" shall initially be determined by multiplying (x) the aggregate number of shares of Common Stock that were issued and outstanding as of the date of this Agreement by (y) 19.9%. The number of shares of Common Stock that may be received upon the exercise of the Warrant and the Warrant Price are subject to adjustment as herein set forth.

        (b) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Warrant shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Warrant. Nothing contained in this Section 2(b)or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     3.  EXERCISE OF WARRANT.

        (a) PRECONDITIONS TO EXERCISE. The Holder (as defined in Section 1(e)) may exercise the Warrant, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as defined in Section 1(f)) and a Subsequent Triggering Event (as defined in Section 1(j) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined in Section 1(d)).

        (b) NOTIFICATION BY ISSUER AS TO CERTAIN EVENTS. Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "TRIGGERING EVENT"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Warrant.

        (c) NOTICE OF EXERCISE OF WARRANT. In the event the Holder is entitled to and wishes to exercise the Warrant, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"). Any exercise of the Warrant shall be deemed to occur on the Notice Date relating thereto.

        (d) PAYMENT OF EXERCISE PRICE. At the closing referred to in Section 3(c), the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Warrant in immediately available funds by wire

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transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Warrant.

        (e) DELIVERY OF CERTIFICATES. At such closing, simultaneously with the delivery of immediately available funds as provided in Section 3(d), Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Warrant should be exercised in part only, a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

        (f) RESTRICTIVE LEGEND. Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

        (g) HOLDER OF RECORD. Upon the giving by the Holder to Issuer of the written notice of exercise of the Warrant provided for under Section 3(c) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3 in the name of the Holder or its assignee, transferee or designee.

     4. PROFIT CAP. Notwithstanding any other provision of this Agreement, the maximum aggregate amount payable to Grantee by Issuer (net of any amounts paid to reimburse Grantee for the aggregate amount previously paid pursuant hereto by Grantee as the purchase price or exercise price with respect to any Warrant Shares) pursuant Section 9, Section 11, or Section 17 shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) (the "PROFIT CAP"). Grantee shall promptly return to Issuer any amount received under
Section 9, Section 11, or Section 17 in excess of the Profit Cap.

     5. CERTAIN AGREEMENTS OF THE ISSUER. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. sec. 18a and regulations promulgated thereunder) in order to permit the Holder to exercise the Warrant and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     6. SURRENDER AND EXCHANGE. Subject to the provisions of Section 15, this Agreement (and the Warrant granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Warrants of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "AGREEMENT" and "WARRANT" as used herein include any Stock Warrant Agreements and related Warrants for which this Agreement (and the Warrant granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     7. FURTHER ADJUSTMENT IN NUMBER OF SHARES PURCHASABLE. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Warrant pursuant to Section 2(b) of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time as provided in this Section 7. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock (whether or not the same would be prohibited under the terms of the Merger Agreement), or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Warrant Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

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     8. REGISTRATION. The obligations set forth in this Section 8 shall apply during such time as securities of the Issuer (or its successors or assigns) are registered under the 1934 Act. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 100 day after such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Warrant (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering the resale of this Warrant and any shares issued pursuant to this Warrant and the issuance of any shares issuable pursuant to this Warrant to the extent then permitted under the rules, regulations or policies of the SEC and, to the extent not so permitted, the resale of such shares issuable pursuant to this Warrant. The Issuer shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Warrant and any shares of Common Stock issued upon total or partial exercise of this Warrant ("WARRANT SHARES") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such longer time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Warrant or Warrant Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Holder's Warrant or Warrant Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Warrant Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Warrant Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 8 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 8, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 8 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     9.  REPURCHASE OF WARRANT.

        (a) WARRANT TO BE REPURCHASED. Immediately prior to the occurrence of a Repurchase Event (as defined in Section 1(i)), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Warrant from the Holder at a price (the "WARRANT REPURCHASE PRICE") equal to the amount by which (A) the market/offer price (as defined in
Section 1(g)) exceeds (B) the Warrant Price, multiplied by the number of shares for which this Warrant may then be exercised and (ii) at the request of the owner of Warrant Shares from time to time (the "OWNER") delivered within 100 days after such occurrence (or such later period as provided in Section 12), Issuer shall repurchase such number of the Warrant Shares from the Owner as the Owner shall designate at a price (the "WARRANT SHARE REPURCHASE PRICE") equal to the market/offer price multiplied by the number of Warrant Shares so designated.

        (b) METHOD OF EXERCISE. The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Warrant and any Warrant Shares pursuant to this Section 9 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Warrant Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Warrant and/or the Warrant Shares in accordance with the provisions of this Section 9. Within the later to occur of (x) five business days after the surrender of the Warrant and/or certificates representing Warrant Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Warrant Repurchase Price and/or to the Owner the Warrant Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

        (c) PROHIBITION ON REPURCHASE. To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Warrant and/or the Warrant Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 9(b) is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Warrant Repurchase Price and the Warrant Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Warrant or the Warrant Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Warrant Repurchase Price or the Warrant Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Warrant Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Warrant Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Warrant Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Warrant Repurchase Price, or (B) to the Owner a certificate for the Warrant Shares it is then so prohibited from repurchasing.

        (d) EXERCISE TERMINATION EVENT. The parties hereto agree that Issuer's obligations to repurchase the Warrant or Warrant Shares under this Section 9 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     10.  SUBSTITUTE WARRANT.

        (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant (the "Substitute Warrant"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

        (b)  The following terms have the meanings indicated:

                (i) "ACQUIRING CORPORATION" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                (ii) "SUBSTITUTE COMMON STOCK" shall mean the common stock issued by the issuer of the Substitute Warrant upon exercise of the Substitute Warrant.

                (iii) "ASSIGNED VALUE" shall mean the market/offer price, as defined in Section 1(g).

                (iv) "AVERAGE PRICE" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

        (c) The Substitute Warrant shall have the same terms as the Warrant, provided, that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as the Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder or Holders of the Substitute Warrant in substantially the same form as this Agreement, which shall be applicable to the Substitute Warrant.

        (d) The Substitute Warrant shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Warrant is then exercisable, divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall then be equal to the Warrant Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Warrant is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

        (e) In no event, pursuant to any of the foregoing provisions of this
Section 10, shall the Substitute Warrant be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Warrant. In the event that the Substitute Warrant would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Warrant (the "SUBSTITUTE WARRANT ISSUER") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Warrant without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Warrant after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

        (f) Issuer shall not enter into any transaction described in Section 1010 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     11.  REPURCHASE OF SUBSTITUTE WARRANT.

        (a) EXERCISE OF REPURCHASE RIGHT. At the request of the holder of the Substitute Warrant (the "SUBSTITUTE WARRANT HOLDER"), the issuer of the Substitute Warrant (the "SUBSTITUTE WARRANT ISSUER") shall repurchase the Substitute Warrant from the Substitute Warrant Holder at a price (the "SUBSTITUTE WARRANT REPURCHASE PRICE") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Warrant, multiplied by the number of shares of Substitute Common Stock for which the Substitute Warrant may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "SUBSTITUTE SHARE OWNER") of shares of Substitute Common Stock (the "SUBSTITUTE SHARES"), the Substitute Warrant Issuer shall repurchase the Substitute Shares at a price (the "SUBSTITUTE SHARE REPURCHASE PRICE") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "HIGHEST CLOSING PRICE" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Warrant Holder gives notice of the required repurchase of the Substitute Warrant or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

        (b) EXERCISE OF REPURCHASE OF SUBSTITUTE WARRANT. The Substitute Warrant Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Warrant Issuer to repurchase the Substitute Warrant and the Substitute Shares pursuant to this Section 11 by surrendering for such purpose to the Substitute Warrant Issuer, at its principal office, the agreement for such Substitute Warrant (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Warrant Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Warrant Issuer to repurchase the Substitute Warrant and/or the Substitute Shares in accordance with the provisions of this Section 11. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Warrant and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Warrant Issuer shall deliver or cause to be delivered to the Substitute Warrant Holder the Substitute Warrant Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Warrant Issuer is not then prohibited under applicable law and regulation from so delivering.

        (c) PROHIBITION ON REPURCHASE OF SUBSTITUTE WARRANT. To the extent that the Substitute Warrant Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Warrant and/or the Substitute Shares in part or in full, the Substitute Warrant Issuer shall immediately so notify the Substitute Warrant Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Warrant Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Warrant Issuer is no longer so prohibited; provided, however, that if the Substitute Warrant Issuer is at any time after delivery of a notice of repurchase pursuant to Section 11(b) prohibited under applicable law or regulation from delivering to the Substitute Warrant Holder and/or the Substitute Share Owner, as appropriate, the Substitute Warrant Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Warrant Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Warrant Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Warrant or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Warrant Issuer shall promptly (i) deliver to the Substitute Warrant Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Warrant Repurchase Price or the Substitute Share Repurchase Price that the Substitute Warrant Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Warrant Holder, a new Substitute Warrant evidencing the right of the Substitute Warrant Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Warrant was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Warrant Repurchase Price less the portion thereof theretofore delivered to the Substitute Warrant Holder and the denominator of which is the Substitute Warrant Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Warrant Shares it is then so prohibited from repurchasing.

     12. EXTENSION OF TIME. The 100-day period for exercise of certain rights under Sections 3, 8, 9, and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     13. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Warrant, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     14. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

        (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

        (b) The Warrant is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Warrant will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     15. NO ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Warrant Agreement or the Warrant created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent

Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 12).

     16. REASONABLE BEST EFFORTS. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq National Market upon official notice of issuance.

     17.  SURRENDER OF WARRANT.

        (a) Grantee may, at any time during which Issuer would be required to repurchase the Warrant or any Warrant Shares pursuant to Section 9, surrender the Warrant (together with any Warrant Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as defined below); provided, however, that Grantee may not exercise its rights pursuant to this Section 17 if Issuer has repurchased the Warrant (or any portion thereof) or any Warrant Shares pursuant to Section 9. The "SURRENDER PRICE" shall be equal to (i) One Million Dollars ($1 million), plus (ii) if applicable, the aggregate purchase price previously paid pursuant hereto by Grantee with respect to any Warrant Shares, minus (iii) if applicable, the sum of (A) the excess of (1) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Warrant Shares (or any other securities into which such Warrant Shares were converted or exchanged) to any party not affiliated with Grantee, over (2) the aggregate purchase price previously paid pursuant hereto by Grantee with respect to such Warrant Shares and (B) the net cash amounts, if any, received by Grantee pursuant to an arms' length sale of a portion of the Warrant to any party not affiliated with Grantee.

        (b) Grantee may exercise its right to surrender the Warrant and any Warrant Shares pursuant to this Section 17 by surrendering to Issuer, at its principal office, this Agreement together with certificates for Warrant Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Warrant and Warrant Shares, if any, in accordance with the provisions of this Section 17 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

        (c) To the extent that Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that Issuer is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited, provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 17 is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 17(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 17).

        (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 17 with respect to the Substitute Warrant and the Substitute Warrant Issuer during any period in which the Substitute Warrant Issuer would be required to repurchase the Substitute Warrant pursuant to Section 10.

     18. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     19. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section 2(a) hereof (as adjusted pursuant to Section 2(b) or 7 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     20. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     23. COSTS AND EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     24. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     25. CAPITALIZED TERMS . Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    Cyberian Outpost, Inc.

                                    By: /s/ Darryl Peck
                                    Name: Darryl Peck
                                    Title: President & CEO

                                    PC CONNECTION, INC.

                                    By: /s/ Wayne L. Wilson
                                    Name: Wayne L. Wilson
                                    Title: President